

4380 YD Ranch Road
Ashcroft , BC V0K A01
T: 250.4539695 T: 604.346-7542

30 April 2013

Ironwood Gold Corp.
Attn: Behzad Shayanfar
2nd Floor,
Berkeley Square House,
Berkeley Square,
London, UK, W1J 6BD

Re: Management Consulting Agreement (the "Agreement")

Dear Mr. Shayanfar,

This Agreement is to confirm the engagement of Andrew McKinnon (the "Advisor") to render strategic planning, Merger &Acquisition advisory, as well as management consulting services to Ironwood Gold Corp. (the "Company").

1. SERVICES. The Advisor will provide the Company on a best efforts basis with strategic planning and consulting services specifically to assist in updating and refining existing materials describing the Company and its business, projects, financial condition and the strategic value proposition, provide mergers and acquisition advisory services, as well as identifying and performing due diligence, and such other services as the Company and the Advisor mutually agree (collectively the "Services") as set forth in Exhibit A attached herein.

The Advisor will devote such time and efforts to the affairs of the Company as is reasonable and adequate to render the Services. In conjunction with the Services, the Advisor agrees to make itself available to the officers of the Company at mutually agreed upon place(s), during normal business hours and for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling. Otherwise, the Advisor will have the latitude to perform the Services at the location(s) of its choosing. Given the nature of the Services, the Advisor cannot warrant or guarantee any particular outcome. Further, the advice and direction provided by the Advisor as a result of the Services will constitute recommendations only, subject to acceptance and implementation by the Company in its discretion.

2. COOPERATION. The Company agrees to provide and shall cause its directors, officers, managers, employees, accountants, consultants, agents and other representatives to provide, all reasonable cooperation (including with respect to timeliness) in connection with the performance of the Services as may be reasonably requested by the Advisor, including (a) reasonable participation in meetings, conference calls, drafting sessions, road shows and due diligence sessions, (b) using commercially reasonable efforts to furnish the Advisor with financial and other information as may be reasonably requested by the Advisor, and (c) otherwise reasonably cooperating with the efforts of the Advisor.

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3. COMPENSATION. As consideration (the "Fee") for the Services, the Company shall pay the Advisor A Fee of 4 million common shares valued at.06 per share (plus applicable tax).

4. EXPENSES. Each party is solely responsible for its own expenses incurred in relation to the execution of this agreement.

5. TERM. The term of this Agreement shall be for such time as needed to fulfill the Services to the Company's satisfaction but shall initially be for a minimum of three (3) months commencing effective on the signing date of this Agreement (the "Term") and is subject to earlier termination under the provisions of Section 7. After the expiration of this Agreement, the Agreement can be renewed for additional periods upon approval of both parties.

6. TERMINATION. The Agreement has an unconditional termination option commencing during the third (3rd) month of the Term on a thirty (30) days written notice, if either party is not satisfied. The compensation as in section 3 above is considered earned at the time of termination.

7. INDEMNITY. The Company agrees to indemnify, defend, and hold harmless the Advisor and its affiliates, directors, officers, counsel, employees, agents, members, managers, successors, assigns and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, damages, costs, expenses, and liabilities (including any investigatory, legal, and other expenses as they are incurred by an Indemnified Person in connection with preparing for or defending any action, claim, or proceeding, whether or not resulting in any liability) (collectively, "Indemnifiable Losses") to which any Indemnified Person may become subject or liable as set forth on Exhibit B as attached herein.

8. CONFIDENTIALITY. In connection with this Agreement, the Company will furnish the Advisor with information reasonably requested by the Advisor. The Advisor will rely solely upon such information supplied by the Company and its representatives, or otherwise filed by the Company on the System for Electronic Document Analysis and Retrieval, without assuming any responsibility for independent investigation or verification thereof, or for any misstatements or omissions therein. To the extent consistent with legal requirements, all information provided to the Advisor by the Company, unless publicly available or otherwise available to the Advisor without restriction or breach of any confidentiality obligation, will be held by the Advisor in confidence and, without the Company's prior approval, will not be disclosed to anyone, other than the licensed broker-dealer engaged by the Company in accordance with Section 1 above and the Advisor's owners, members, officers, employees, subcontractors and service providers involved in the Services who have a need to know such information in connection with this engagement, or used for any purpose other than the transactions contemplated hereunder. The Advisor will, upon the written request of the Company, return to the Company or destroy all of the confidential information received or developed pursuant to this Agreement (and all copies and reproductions thereof); provided that the Advisor may retain one copy of the confidential information in a file accessible only to counsel for the purpose, in the event of a future dispute, of proving what information it did or did not receive hereunder.

9. USE OF THE ADVISOR'S NAME. Unless required by Exchange policy, applicable laws, or regulations, the Company agrees not to, directly or indirectly, refer to the Advisor or attribute any information to the Advisor (a) in

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the press, (b) for advertising or promotional purposes, or (c) for the purpose of informing or influencing any third party, including the investment community, without the prior written consent of the Advisor, which consent shall not be unreasonably withheld or delayed.

10. INDEPENDENT CONTRACTOR. The Advisor is an independent contractor in the performance of the Services. The Advisor will not, by reason of this Agreement or the performance of the Services, be or be deemed to be an employee, insider, agent, partner, co-venturer or controlling person of the Company as these terms are defined by Exchange policies and applicable securities laws, and the Advisor will not have any power to enter into any agreement on behalf of or otherwise bind the Company. The Advisor will not have or be deemed to have fiduciary obligations or duties to the Company and the Advisor will be free to pursue, conduct and carry on for its own account, or for the account of others, such activities, employment ventures, businesses and other pursuits as the Advisor elects in its discretion.

11. COMPLIANCE WITH LAW. The Advisor represents and warrants to, and covenants and agrees that is has obtained all registrations and approvals required under all applicable laws and regulations to carry out its obligations under this Agreement and, in so carrying out its obligations under this Agreement, the Advisor has observed and will observe all applicable laws and regulations of British Columbia, Canada.

12. APPROVAL. This Agreement between the Company and the Advisor is subject to Exchange approval.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and cancels any prior communications, representations, understandings, and agreements among the parties. No modifications of or changes to this Agreement will be binding, nor can any of its provisions be waived, unless agreed to in writing by the parties.

14. GOVERNING LAW. This Agreement will be interpreted under and governed by the laws of the Province of British Columbia.

15. SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Nothing in this Agreement will be interpreted so as to require any party to violate any applicable laws.

16. TIME OF THE ESSENCE. Time shall be of the essence in this Agreement.

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Please confirm that the foregoing is in accordance with your understanding of this Agreement by signing and returning to me a copy of this Agreement.

Very truly yours,

Ironwood Gold Corp.

By: A.R. McKinnon by electronic confirmation

By: [signature] 30/04/13
BEHZAD SHAYANFAR CEO

Accepted and agreed to by the parties as of the date set forth on the first page of this Agreement.